Exhibit 99.1

MySize Reports Second Quarter 2024 Financial Results

Highlighting 53% Revenue Growth and Path to Profitability

Revenues and gross profits up 53% and 61%, respectively, driven by growth at Orgad and Naiz Fit

AIRPORT CITY, Israel – August 14, 2024 – MySize, Inc. (Nasdaq: MYSZ), a leader in AI-driven measurement solutions for the e-commerce industry, today announced its financial results for the second quarter ended June 30, 2024. The company reported robust financial performance, marked by a 53% increase in revenues and a 61% rise in gross profit, reflecting the strong performances of Orgad and the successful markets penetration from Naiz Fit

Key Financial Highlights for the Three Months Ended June 30, 2024 Compared to Prior Year Period

●	Revenue: MySize achieved a 53% year-over-year increase in revenues, reaching $1.97 million in Q2 2024, compared to $1.29 million in Q2 2023. This growth was driven by the enhanced performance of Orgad and the steady SaaS revenue stream from Naiz Fit.
●	Gross Profit: Gross profit surged by 61% to $984,000, up from $519,000 in the prior-year period, mainly thanks to increase in revenues.
●	Operating Loss: Operating loss narrowed by 44% to $877,000, compared to $1.55 million in Q2 2023, reflecting our disciplined cost management and strategic focus on higher-margin business segments.
●	Net Loss: Net loss improved by 25% to $964,000, down from $1.29 million in Q2 2023, driven by increased revenues and reduced operational costs.
●	Cash Position: As of June 30, 2024, MySize held $3.2 million in cash and cash equivalents.

Management Commentary

MySize’s second-quarter results underscore the strength of our strategic direction,” said Ronen Luzon, CEO and Founder of MySize, Inc. “Our 53% revenue growth and 61% increase in gross profit are clear indicators that our efforts to enhance Orgad’s revenue in the North American market and to optimize our SaaS offerings through Naiz Fit are paying off. The reduction in our operating and net losses further demonstrates our commitment to achieving profitability through disciplined cost management and operational efficiency.”

Luzon continued, “As we move forward, our focus will remain on leveraging our AI-driven retail solutions to drive continued revenue growth, reduce product returns, and improve customer satisfaction.”

Looking Ahead: “Looking ahead, we are confident in our ability to sustain this momentum and achieve our long-term goal of cash flow positivity,” Luzon added. “With a clear path to profitability, we believe we are well-positioned to capitalize on the growth opportunities in the e-commerce and retail sectors. We remain committed to delivering value to our shareholders through continued innovation and strategic execution.

About MySize Inc.

MySize, Inc. (Nasdaq: MYSZ) (TASE: MYSZ.TA) is an omnichannel e-commerce platform and provider of AI-driven measurement solutions including MySizeID and recently acquired Naiz Fit to drive revenue growth and reduce costs for its business clients. Orgad, its online retailer platform, has expertise in e-commerce, supply chain, and technology operating as a third-party seller on Amazon.com and other sites.

MySize has developed a unique measurement technology based on sophisticated algorithms and cutting-edge technology with broad applications, including the apparel, e-commerce, DIY, shipping, and parcel delivery industries. This proprietary measurement technology is driven by several algorithms that are able to calculate and record measurements in a variety of novel ways. To learn more about MySize, please visit our website: www.mysizeid.com.

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Please click here for a demonstration of how MySizeID provides a full sizing solution for the retail industry.

To learn more about MySize and for additional information, please visit: our website: www.mysizeid.com.

Forward-looking Statements

This press release contains certain forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including statements related to its strategic and business plans, technology, relationships, objectives and expectations for its business, growth. These statements are identified by the use of the words “could,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “may,” “continue,” “predict,” “potential,” “project” and similar expressions that are intended to identify forward-looking statements. All forward-looking statements speak only as of the date of this press release. You should not place undue reliance on these forward-looking statements. Although we believe that our plans, objectives, expectations and intentions reflected in or suggested by the forward-looking statements are reasonable, we can give no assurance that these plans, objectives, expectations or intentions will be achieved. Forward-looking statements involve significant risks and uncertainties (some of which are beyond our control) and assumptions that could cause actual results to differ materially from historical experience and present expectations or projections. Actual results may differ materially from those in the forward-looking statements and the trading price for our common stock may fluctuate significantly. Forward-looking statements also are affected by the risk factors described in the Company’s filings with the U.S. Securities and Exchange Commission. Except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events.

Investor Contacts:

Or Kles, CFO

ir@mysizeid.com